UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 28, 2020

RESOLUTE FOREST PRODUCTS INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33776	98-0526415
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Resolute Forest Products Inc.

111 Robert-Bourassa Blvd., Suite 5000

Montreal, Quebec, Canada H3C 2M1

(Address, including zip code, of principal executive offices)

Registrant’s telephone number, including area code: (514) 875-2160

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

(Title of class)	(Trading Symbol)	(Name of exchange on which registered)
Common Stock, par value $0.001 per share	RFP	New York Stock Exchange Toronto Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 2.02	RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On January 30, 2020, Resolute Forest Products Inc. (the “Company”) reported its earnings for the quarter and year ended December 31, 2019. A copy of the press release containing the information is furnished as exhibit 99.1 and is incorporated herein by reference.

The information contained and incorporated in Item 2.02 of this Current Report on Form 8-K is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

ITEM 5.02.	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

2020 STIP

Upon the recommendation of its human resources and compensation/nominating and governance committee, the independent members of the board of directors of the Company adopted on January 28, 2020 the material terms of the 2020 Resolute Forest Products Inc. Short-Term Incentive Plan (the “2020 STIP”). The 2020 STIP provides that participating employees, including each of the Company’s named executive officers, are eligible to receive cash incentive awards expressed as a percentage of their base salaries, based on certain quantitative Company performance goals and individual performance over the 2020 annual period. In respect of the Company’s named executive officers, the threshold, target and maximum incentive awards are 42.5%, 100% and 172.5% of base salary, with no applicable minimum.

To determine the full STIP payout, two amounts are determined—one amount is attributable to achievement of Company performance goals and a second amount is attributable to individual performance. The two amounts are added together for a final STIP payout amount. With regards to the Company performance goals, the performance metrics applicable to the Company’s named executive officers are: income from operations; selling, general and administrative expenses; frequency rate and severity rate of safety incidents; and environmental incidents.

To determine the amount attributable to achievement of the Company performance goals, each Company’s named executive officer’s base salary is multiplied by the actual percentage payout for the Company performance metrics, further multiplied by 85%.

To determine the amount, if any, attributable to individual performance, the named executive officer’s base salary is multiplied by the actual percentage payout for the Company performance metrics, further multiplied by a percentage up to 30% reflecting the executive’s individual payout factor. The individual payout factor is qualitative and will be based on the executive’s achievement of goals, exceptional personal or team contribution or results, level of demonstrated effectiveness in the role and remarkable initiatives, subject to the individual performance STIP pool. For the Company’s named executive officers and other senior vice presidents, the individual performance STIP pool is the sum of all eligible executives’ base salary, multiplied by the actual achievement of the Company performance metrics, further multiplied by 15%.

Moreover, under the 2020 STIP, the amount payable to the Company’s named executive officers and the other senior vice presidents, as well to certain other eligible employees for the portion of their incentive attributable to the achievement of business objectives, is limited to 5% of the Company’s 2020 free cash flow (defined as net cash from operating activities less asset maintenance capital expenditures, adjusted for special items). Awards, if granted, are expected to be paid in the first quarter of 2021.

Employees remain eligible for prorated awards if they retire during the year or are terminated other than for cause after July 1, 2020. Employees who voluntarily resign or are terminated for cause before payment is made will not be eligible. The Company may adjust financial and cost metrics, and may adjust any and all awards in its discretion. Awards are discretionary and subject to modification until they are made, including increases, decreases, cancellations, deferrals and other conditions, even if performance levels have been met.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

Exhibits

Exhibit No.	Description

99.1	Resolute Forest Products press release dated January 30, 2020 containing financial information for its quarter and year ended December 31, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RESOLUTE FOREST PRODUCTS INC.

Date: January 30, 2020	By:	/s/ Jacques P. Vachon
Name: Jacques P. Vachon Title: Senior Vice President and Chief Legal Officer